Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Jennifer Childe | 312-444-3290 | Jennifer.Childe@ntrs.com MEDIA CONTACT: Doug Holt | 312-662-8315 | Doug.Holt@ntrs.com

NORTHERN TRUST CORPORATION REPORTS FIRST QUARTER
NET INCOME OF $214.7 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $0.96
CHICAGO, APRIL 16, 2024 — Northern Trust Corporation today reported first quarter net income per diluted common share of $0.96, compared to $0.52 in the fourth quarter of 2023 and $1.51 in the first quarter of 2023. Net income was $214.7 million, compared to $113.1 million in the prior quarter and $334.6 million in the prior-year quarter.
First quarter 2024 results included the following:
•$189.4 million pre-tax loss on available for sale debt securities sold in conjunction with a repositioning of the portfolio, recognized in Investment Security Gains (Losses), net (after-tax $141.5 million).
•$12.5 million pre-tax increase to Federal Deposit Insurance Corporation (FDIC) special assessment, recognized in Other Operating Expense (after-tax $9.3 million).

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust delivered solid first quarter results. Trust fees grew sequentially and year over year, supported by underlying equity markets and improving momentum across our businesses. Net interest income also grew sequentially as a result of higher deposit levels. As we start the second quarter, we remain focused on further optimizing our growth, strengthening our resiliency and driving greater productivity.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q1 2024 vs.
($ In Millions except per share data)	Q1 2024	Q4 2023	Q1 2023	Q4 2023	Q1 2023
Trust, Investment and Other Servicing Fees	$1,142.9	$1,090.0	$1,063.6	5%	7%
Other Noninterest Income (Loss)	(24.2)	(27.8)	149.8	(13)	N/M
Net Interest Income (FTE*)	535.4	501.1	544.4	7	(2)
Total Revenue (FTE*)	$1,654.1	$1,563.3	$1,757.8	6%	(6)%

Noninterest Expense	$1,364.7	$1,388.5	$1,285.6	(2)%	6%
Provision for Credit Losses	(8.5)	11.0	15.0	N/M	N/M
Provision for Income Taxes	75.9	32.7	109.4	133	(31)
FTE Adjustment*	7.3	18.0	13.2	(59)	(45)
Net Income	$214.7	$113.1	$334.6	90%	(36)%

Earnings Allocated to Common and Potential Common Shares	$196.1	$106.5	$315.2	84%	(38)%
Diluted Earnings per Common Share	$0.96	$0.52	$1.51	85%	(37)%
Return on Average Common Equity	7.3%	4.0%	12.4%
Return on Average Assets	0.60%	0.33%	0.92%
Average Assets	$145,118.3	$136,588.7	$148,059.9	6%	(2)%
N/M - Not meaningful
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principles (non-GAAP) financial measures. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

NORTHERN TRUST CORPORATION FIRST QUARTER 2024 RESULTS

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change March 31, 2024 vs.
($ In Billions)	March 31, 2024*	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
Assets Under Custody/Administration
Asset Servicing	$15,385.4	$14,362.6	$13,221.5	7%	16%
Wealth Management	1,087.1	1,042.3	953.3	4	14
Total Assets Under Custody/Administration	$16,472.5	$15,404.9	$14,174.8	7%	16%
Assets Under Custody(1)
Asset Servicing	$11,723.1	$10,882.0	$10,065.6	8%	16%
Wealth Management	1,081.0	1,034.5	947.6	4	14
Total Assets Under Custody	$12,804.1	$11,916.5	$11,013.2	7%	16%
Assets Under Management
Asset Servicing	$1,080.1	$1,032.0	$962.1	5%	12%
Wealth Management	420.6	402.5	368.3	5	14
Total Assets Under Management	$1,500.7	$1,434.5	$1,330.4	5%	13%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q1 2024 vs.
($ In Millions)	Q1 2024	Q4 2023	Q1 2023	Q4 2023	Q1 2023
Asset Servicing Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$436.7	$420.4	$413.6	4%	6%
Investment Management	140.0	130.7	126.2	7	11
Securities Lending	17.9	22.0	19.1	(19)	(6)
Other	45.0	38.6	44.1	17	2
Total Asset Servicing	$639.6	$611.7	$603.0	5%	6%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$178.3	$171.9	$163.6	4%	9%
East	129.9	121.5	119.8	7	8
West	99.9	97.3	91.2	3	10
Global Family Office (GFO)	95.2	87.6	86.0	9	11
Total Wealth Management	$503.3	$478.3	$460.6	5%	9%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,142.9	$1,090.0	$1,063.6	5%	7%
Asset Servicing and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
Total Asset Servicing trust, investment and other servicing fees increased sequentially and increased from the prior-year quarter.
▪Custody and fund administration fees increased sequentially primarily due to favorable markets. Custody and fund administration fees increased from the prior-year quarter primarily due to favorable markets and new business.
▪Investment management fees increased sequentially and from the prior-year quarter primarily due to favorable markets.
▪Other trust, investment and other servicing fees increased sequentially primarily due to higher fees associated with seasonal benefit payment services.
Total Wealth Management trust, investment and other servicing fees increased sequentially and increased from the prior-year quarter.
•Fees in the regions increased sequentially and from the prior-year quarter primarily due to favorable markets.
•Fees in GFO increased sequentially and from the prior-year quarter primarily due to favorable markets and asset inflows.

NORTHERN TRUST CORPORATION FIRST QUARTER 2024 RESULTS

OTHER NONINTEREST INCOME
				% Change Q1 2024 vs.
($ In Millions)	Q1 2024	Q4 2023	Q1 2023	Q4 2023	Q1 2023
Other Noninterest Income
Foreign Exchange Trading Income	$57.0	$49.0	$53.0	16%	8%
Treasury Management Fees	9.3	7.8	8.4	21	11
Security Commissions and Trading Income	37.9	33.3	34.7	14	9
Other Operating Income	61.0	58.5	46.8	4	30
Investment Security Gains (Losses), net	(189.4)	(176.4)	6.9	7	N/M
Total Other Noninterest Income (Loss)	$(24.2)	$(27.8)	$149.8	(13)%	N/M
N/M - Not meaningful

Foreign exchange trading income increased sequentially and from the prior-year quarter primarily driven by higher client volumes.
Other operating income increased compared to the prior-year quarter primarily driven by higher income associated with a market value increase in supplemental compensation plans and lower expense associated with existing swap agreements related to Visa Inc. Class B common shares .
Investment Security Gains (Losses), net reflects the $189.4 million available for sale debt security loss as compared to the $176.4 million available for sale debt security loss in the prior quarter and $6.9 million gain on the sale of available for sale debt securities in the prior-year quarter, each arising from a repositioning of the portfolio.

NET INTEREST INCOME
				% Change Q1 2024 vs.
($ In Millions)	Q1 2024	Q4 2023	Q1 2023	Q4 2023		Q1 2023
Net Interest Income
Interest Income (FTE*)	$2,452.9	$2,217.6	$1,468.6	11%		67%
Interest Expense	1,917.5	1,716.5	924.2	12		107
Net Interest Income (FTE*)	$535.4	$501.1	$544.4	7%		(2)%
Average Earning Assets	$133,817	$125,025	$135,957	7%		(2)%
Net Interest Margin (FTE*)	1.61%	1.59%	1.62%	2	bps	(1) bps
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-GAAP financial measures. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
bps - basis points
Net interest income on an FTE basis increased sequentially primarily due to an increase in deposits and higher average interest rates. Net interest income on an FTE basis decreased compared to the prior-year quarter primarily due to higher funding costs.
The net interest margin on an FTE basis increased sequentially primarily due to higher interest rates. The net interest margin on an FTE basis decreased from the prior-year quarter primarily due to higher funding costs.
Average earning assets increased sequentially primarily due to higher client deposits, partially offset by decreased borrowing activity. Average earning assets decreased compared to the prior-year quarter primarily due to lower borrowing activity.

NORTHERN TRUST CORPORATION FIRST QUARTER 2024 RESULTS

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change March 31, 2024 vs.
($ In Millions)	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$220.4	$211.8	$200.9	4%	10%
Provision for Credit Losses	(8.5)	11.0	15.0	N/M	N/M
Net Recoveries (Charge-Offs)	(10.4)	(2.4)	(2.9)	N/M	N/M
Ending Allowance for Credit Losses	$201.5	$220.4	$213.0	(9)%	(5)%
Allowance assigned to:
Loans	$162.5	$178.7	$159.9	(9)%	2%
Undrawn Loan Commitments and Standby Letters of Credit	25.1	26.9	34.3	(7)	(27)
Debt Securities and Other Financial Assets	13.9	14.8	18.8	(6)	(26)
Ending Allowance for Credit Losses	$201.5	$220.4	$213.0	(9)%	(5)%
N/M - Not meaningful
Q1 2024
The reserve release in the current quarter resulted from decreases in both individual and collective reserves. The decrease in individual reserves was driven by one Commercial and Institutional (C&I) loan that was subsequently charged-off. The decrease in collective reserve was primarily in the C&I portfolio, driven by improvement in the quality of the portfolio, and in the Commercial Real Estate (CRE) portfolio, driven by improved macroeconomic factors. The reserve evaluated on a collective basis relates to pooled financial assets sharing similar risk characteristics.

Q4 2023
The provision in the prior quarter was primarily due to an increase in the reserve evaluated on a collective basis and an increase in the reserve evaluated on an individual basis driven by a very small number of borrowers. The increase in the collective basis reserve was driven by methodology updates.
Q1 2023
The provision in the prior-year quarter was primarily due to an increase in the reserve evaluated on a collective basis, driven by growth in the size and duration of the commercial real estate portfolio, primarily in multi-family properties, partially offset by improvement in credit quality for the commercial and institutional segment.

NORTHERN TRUST CORPORATION FIRST QUARTER 2024 RESULTS

NONINTEREST EXPENSE
				% Change Q1 2024 vs.
($ In Millions)	Q1 2024	Q4 2023	Q1 2023	Q4 2023	Q1 2023
Noninterest Expense
Compensation	$627.1	$564.0	$595.2	11%	5%
Employee Benefits	101.1	102.0	101.0	(1)	—
Outside Services	229.3	235.2	210.8	(2)	9
Equipment and Software	252.7	252.0	231.7	—	9
Occupancy	54.1	58.5	61.3	(8)	(12)
Other Operating Expense	100.4	176.8	85.6	(43)	17
Total Noninterest Expense	$1,364.7	$1,388.5	$1,285.6	(2)%	6%
End of Period Full-Time Equivalent Employees	23,000	23,100	23,800	—%	(3)%

Compensation expense increased sequentially primarily due to higher seasonal incentives. Compensation expense increased compared to the prior-year quarter primarily due to higher salary expenses and higher incentives.
Outside services expense decreased sequentially primarily due to lower technical services costs and legal services. Outside services expense increased from the prior-year quarter primarily due to higher technical services and consulting fees, partially offset by lower subcustodian expense.
Equipment and software expense increased from the prior-year quarter primarily due to higher software amortization, partially offset by lower equipment depreciation.
Occupancy expense decreased sequentially primarily due to lower rent expense. Occupancy expense decreased compared to the prior-year quarter primarily due to a $9.8 million charge related to early lease exits recorded in the prior-year quarter.
Other operating expense decreased sequentially primarily due to the FDIC special assessment of $12.5 million in the current quarter as compared to $84.6 million in the prior quarter and the impact of reclassifying certain investment amortization to the Provision for Income Taxes from Other Operating Expense in accordance with a new accounting standard. Other operating expense increased from the prior-year quarter primarily due to the $12.5 million FDIC special assessment in the current quarter, partially offset by the impact of reclassifying certain investment amortization to the Provision for Income Taxes from Other Operating Expense in accordance with a new accounting standard.

PROVISION FOR INCOME TAX
				% Change Q1 2024 vs.
($ In Millions)	Q1 2024	Q4 2023	Q1 2023	Q4 2023		Q1 2023
Net Income
Income before Income Taxes	$290.6	$145.8	$444.0	99%		(35)%
Provision for Income Taxes	75.9	32.7	109.4	133		(31)
Net Income	$214.7	$113.1	$334.6	90%		(36)%
Effective Tax Rate	26.1%	22.4%	24.6%	370	bps	150	bps
bps - basis points
The effective tax rate increased sequentially primarily due to lower net tax benefits from tax-credit investments, including the impact of reclassifying certain investment amortization to the Provision for Income Taxes from Other Operating Expense in accordance with a new accounting standard, partially offset by a lower state income tax provision. The increase from the prior-year quarter was primarily due a higher net tax impact from international operations and lower net tax benefits from tax-credit investments, including the impact of reclassifying certain investment amortization to the Provision for Income Taxes from Other Operating Expense in accordance with a new accounting standard.

NORTHERN TRUST CORPORATION FIRST QUARTER 2024 RESULTS

CAPITAL ACTIONS
The Corporation returned approximately $285.4 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $153.4 million to common stockholders. The Corporation repurchased 1,647,526 shares of common stock, including 373,623 withheld to satisfy tax withholding obligations related to share-based compensation, at a total cost of $132.0 million ($80.11 average price per share).
The Corporation also declared cash dividends totaling $16.2 million to preferred stockholders during the current quarter.

CAPITAL RATIOS
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at March 31, 2024, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	March 31, 2024*		December 31, 2023		March 31, 2023
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	11.4%	13.5%	11.4%	13.4%	11.3%	11.7%	N/A	4.5%
Tier 1 Capital	12.4	14.6	12.3	14.5	12.3	12.7	6.0	6.0
Total Capital	14.2	16.5	14.2	16.5	14.4	14.7	10.0	8.0
Tier 1 Leverage	7.8	7.8	8.1	8.1	7.3	7.3	N/A	4.0
Supplementary Leverage	N/A	8.8	N/A	8.6	N/A	8.3	N/A	3.0

	March 31, 2024*		December 31, 2023		March 31, 2023
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	11.9%	14.2%	12.2%	14.6%	12.3%	12.9%	6.5%	4.5%
Tier 1 Capital	11.9	14.2	12.2	14.6	12.3	12.9	8.0	6.0
Total Capital	13.4	15.8	13.8	16.3	14.2	14.6	10.0	8.0
Tier 1 Leverage	7.4	7.4	8.0	8.0	7.3	7.3	5.0	4.0
Supplementary Leverage	N/A	8.5	N/A	8.5	N/A	8.3	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION FIRST QUARTER 2024 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with GAAP to such measures on an FTE non-GAAP basis. Management believes this presentation facilitates the analysis of asset yields and provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2024	2023
($ in Millions)	FIRST	FOURTH	THIRD	SECOND	FIRST
Net Interest Income
Interest Income - GAAP	$2,445.6	$2,199.6	$1,935.0	$1,735.0	$1,455.4
Add: FTE Adjustment	7.3	18.0	13.2	13.1	13.2
Interest Income (FTE) - Non-GAAP	$2,452.9	$2,217.6	$1,948.2	$1,748.1	$1,468.6

Net Interest Income - GAAP	$528.1	$483.1	$456.2	$511.5	$531.2
Add: FTE Adjustment	7.3	18.0	13.2	13.1	13.2
Net Interest Income (FTE) - Non-GAAP	$535.4	$501.1	$469.4	$524.6	$544.4

Net Interest Margin - GAAP(1)	1.59%	1.53%	1.41%	1.53%	1.58%
Net Interest Margin (FTE) - Non-GAAP(1)	1.61%	1.59%	1.45%	1.57%	1.62%

Total Revenue
Total Revenue - GAAP	$1,646.8	$1,545.3	$1,726.5	$1,757.1	$1,744.6
Add: FTE Adjustment	7.3	18.0	13.2	13.1	13.2
Total Revenue (FTE) - Non-GAAP	$1,654.1	$1,563.3	$1,739.7	$1,770.2	$1,757.8
(1)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.

NORTHERN TRUST CORPORATION FIRST QUARTER 2024 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s first quarter earnings conference call will be webcast on April 16, 2024.
The live call will be conducted at 8:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website following the live event, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 24 U.S. states and Washington, D.C., and across 22 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of March 31, 2024, Northern Trust had assets under custody/administration of US$16.5 trillion, and assets under management of US$1.5 trillion. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit us on northerntrust.com. Follow us on X (formerly Twitter) @NorthernTrust or Northern Trust Corporation on LinkedIn.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q1 2024 vs.
	Q1 2024	Q4 2023	Q1 2023	Q4 2023	Q1 2023
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,142.9	$1,090.0	$1,063.6	5%	7%
Foreign Exchange Trading Income	57.0	49.0	53.0	16	8
Treasury Management Fees	9.3	7.8	8.4	21	11
Security Commissions and Trading Income	37.9	33.3	34.7	14	9
Other Operating Income	61.0	58.5	46.8	4	30
Investment Security Gains (Losses), net	(189.4)	(176.4)	6.9	7	N/M
Total Noninterest Income	1,118.7	1,062.2	1,213.4	5	(8)

Net Interest Income
Interest Income	2,445.6	2,199.6	1,455.4	11	68
Interest Expense	1,917.5	1,716.5	924.2	12	107
Net Interest Income	528.1	483.1	531.2	9	(1)

Total Revenue	1,646.8	1,545.3	1,744.6	7	(6)

Provision for Credit Losses	(8.5)	11.0	15.0	N/M	N/M

Noninterest Expense
Compensation	627.1	564.0	595.2	11	5
Employee Benefits	101.1	102.0	101.0	(1)	—
Outside Services	229.3	235.2	210.8	(2)	9
Equipment and Software	252.7	252.0	231.7	—	9
Occupancy	54.1	58.5	61.3	(8)	(12)
Other Operating Expense	100.4	176.8	85.6	(43)	17
Total Noninterest Expense	1,364.7	1,388.5	1,285.6	(2)	6

Income before Income Taxes	290.6	145.8	444.0	99	(35)
Provision for Income Taxes	75.9	32.7	109.4	133	(31)
NET INCOME	$214.7	$113.1	$334.6	90%	(36)%
Preferred Stock Dividends	16.2	4.7	16.2	N/M	—
NET INCOME APPLICABLE TO COMMON STOCK	$198.5	$108.4	$318.4	83%	(38)%
Earnings Allocated to Participating Securities	2.4	1.9	3.2	25	(26)
Earnings Allocated to Common and Potential Common Shares	$196.1	$106.5	$315.2	84	(38)

Per Common Share
Net Income
Basic	$0.96	$0.52	$1.51	85%	(37)%
Diluted	0.96	0.52	1.51	85	(37)

Average Common Equity	$10,898.8	$10,830.6	$10,396.6	1%	5%
Return on Average Common Equity	7.3%	4.0%	12.4%
Return on Average Assets	0.60%	0.33%	0.92%

Cash Dividends Declared per Common Share	$0.75	$0.75	$0.75	—%	—%

Average Common Shares Outstanding (000s)
Basic	204,629	206,170	208,187	(1)%	(2)%
Diluted	205,135	206,484	208,730	(1)	(2)
Common Shares Outstanding (EOP) (000s)	204,592	205,126	208,342	—	(2)
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				March 31, 2024 vs.
	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
Assets
Federal Reserve and Other Central Bank Deposits	$40,269.5	$34,281.0	$39,220.0	17%	3%
Interest-Bearing Due from and Deposits with Banks(2)	4,646.1	5,241.4	5,053.3	(11)	(8)
Federal Funds Sold	—	—	—	—	—
Securities Purchased under Agreements to Resell	500.1	784.7	1,057.4	(36)	(53)
Debt Securities
Available for Sale	25,638.9	23,089.8	24,627.5	11	4
Held to Maturity	23,497.9	26,221.7	24,716.2	(10)	(5)
Trading Account	—	—	0.1	(6)	(99)
Total Debt Securities	49,136.8	49,311.5	49,343.8	—	—
Loans	47,342.6	47,617.0	42,369.5	(1)	12
Other Interest-Earning Assets(3)	2,600.8	3,134.0	2,233.5	(17)	16
Total Earning Assets	144,495.9	140,369.6	139,277.5	3	4
Allowance for Credit Losses	(175.8)	(192.3)	(176.9)	(9)	(1)
Cash and Due from Banks and Other Central Bank Deposits(4)	2,035.1	1,534.3	1,429.4	33	42
Buildings and Equipment	488.0	502.2	481.5	(3)	1
Client Security Settlement Receivables	116.4	212.6	1,300.5	(45)	(91)
Goodwill	697.5	702.3	695.1	(1)	—
Other Assets	8,453.9	7,654.4	8,100.9	10	4
Total Assets	$156,111.0	$150,783.1	$151,108.0	4%	3%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$25,893.5	$25,252.1	$23,183.4	3%	12%
Savings Certificates and Other Time	5,636.6	4,109.7	2,840.1	37	98
Non-U.S. Offices - Interest-Bearing	67,084.7	63,971.1	64,290.0	5	4
Total Interest-Bearing Deposits	98,614.8	93,332.9	90,313.5	6	9
Federal Funds Purchased	2,600.5	3,045.4	4,487.3	(15)	(42)
Securities Sold under Agreements to Repurchase	511.4	784.7	362.9	(35)	41
Other Borrowings(5)	6,526.2	6,567.8	11,365.1	(1)	(43)
Senior Notes	2,743.5	2,773.2	2,769.2	(1)	(1)
Long-Term Debt	4,069.0	4,065.0	2,070.9	—	96
Total Interest-Bearing Liabilities	115,065.4	110,569.0	111,368.9	4	3
Demand and Other Noninterest-Bearing Deposits	25,326.9	22,831.1	23,413.9	11	8
Other Liabilities	3,616.9	5,485.1	4,737.4	(34)	(24)
Total Liabilities	144,009.2	138,885.2	139,520.2	4	3
Common Equity	11,216.9	11,013.0	10,702.9	2	5
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	12,101.8	11,897.9	11,587.8	2	4
Total Liabilities and Stockholders’ Equity	$156,111.0	$150,783.1	$151,108.0	4%	3%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q1 2024 vs.
	Q1 2024	Q4 2023	Q1 2023	Q4 2023	Q1 2023
Assets
Federal Reserve and Other Central Bank Deposits	$35,897.3	$25,951.3	$36,641.8	38%	(2)%
Interest-Bearing Due from and Deposits with Banks(2)	4,418.0	4,261.6	4,198.7	4	5
Federal Funds Sold	0.5	1.0	19.7	(48)	(97)
Securities Purchased under Agreements to Resell	517.9	573.1	1,046.1	(10)	(50)
Debt Securities
Available for Sale	24,049.6	23,469.9	25,030.4	2	(4)
Held to Maturity	24,498.9	25,685.2	25,382.2	(5)	(3)
Trading Account	—	0.2	1.3	(80)	(97)
Total Debt Securities	48,548.5	49,155.3	50,413.9	(1)	(4)
Loans	41,586.9	42,170.0	41,959.4	(1)	(1)
Other Interest-Earning Assets(3)	2,847.7	2,912.8	1,677.8	(2)	70
Total Earning Assets	133,816.8	125,025.1	135,957.4	7	(2)
Allowance for Credit Losses	(191.8)	(182.5)	(161.5)	5	19
Cash and Due from Banks and Other Central Bank Deposits(4)	1,799.5	1,754.6	1,795.9	3	—
Buildings and Equipment	498.2	486.4	497.3	2	—
Client Security Settlement Receivables	238.6	205.9	1,098.5	16	(78)
Goodwill	699.4	696.4	692.3	—	1
Other Assets	8,257.6	8,602.8	8,180.0	(4)	1
Total Assets	$145,118.3	$136,588.7	$148,059.9	6%	(2)%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$27,349.0	$23,888.7	$27,268.8	14%	—%
Savings Certificates and Other Time	4,554.3	4,279.0	2,360.1	6	93
Non-U.S. Offices - Interest-Bearing	63,752.8	56,970.9	62,411.1	12	2
Total Interest-Bearing Deposits	95,656.1	85,138.6	92,040.0	12	4
Federal Funds Purchased	2,650.1	3,906.0	3,653.9	(32)	(27)
Securities Sold under Agreements to Repurchase	490.1	364.5	347.1	34	41
Other Borrowings(5)	6,852.1	6,960.8	11,324.0	(2)	(39)
Senior Notes	2,748.7	2,714.2	2,748.1	1	—
Long-Term Debt	4,067.0	4,064.1	2,066.3	—	97
Total Interest-Bearing Liabilities	112,464.1	103,148.2	112,179.4	9	—
Demand and Other Noninterest-Bearing Deposits	16,706.5	16,450.4	20,145.6	2	(17)
Other Liabilities	4,164.0	5,274.6	4,453.4	(21)	(7)
Total Liabilities	133,334.6	124,873.2	136,778.4	7	(3)
Common Equity	10,898.8	10,830.6	10,396.6	1	5
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,783.7	11,715.5	11,281.5	1	4
Total Liabilities and Stockholders’ Equity	$145,118.3	$136,588.7	$148,059.9	6%	(2)%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2024		2023
	FIRST		FOURTH		THIRD		SECOND		FIRST
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,142.9		$1,090.0		$1,111.9		$1,096.3		$1,063.6
Other Noninterest Income	(24.2)		(27.8)		158.4		149.3		149.8
Net Interest Income	528.1		483.1		456.2		511.5		531.2
Total Revenue	1,646.8		1,545.3		1,726.5		1,757.1		1,744.6
Provision for Credit Losses	(8.5)		11.0		14.0		(15.5)		15.0
Noninterest Expense	1,364.7		1,388.5		1,278.2		1,331.9		1,285.6
Income before Income Taxes	290.6		145.8		434.3		440.7		444.0
Provision for Income Taxes	75.9		32.7		106.5		108.9		109.4
Net Income	$214.7		$113.1		$327.8		$331.8		$334.6

Per Common Share
Net Income - Basic	$0.96		$0.52		$1.49		$1.56		$1.51
- Diluted	0.96		0.52		1.49		1.56		1.51
Cash Dividends Declared per Common Share	0.75		0.75		0.75		0.75		0.75
Book Value (EOP)	54.83		53.69		52.95		51.94		51.37
Market Value (EOP)	88.92		84.38		69.48		74.14		88.13

Financial Ratios
Return on Average Common Equity	7.3%		4.0%		11.6%		12.4%		12.4%
Return on Average Assets	0.60		0.33		0.93		0.91		0.92
Net Interest Margin (GAAP)	1.59		1.53		1.41		1.53		1.58
Net Interest Margin (FTE*)	1.61		1.59		1.45		1.57		1.62

Assets Under Custody / Administration ($ in Billions) - End Of Period
Asset Servicing	$15,385.4		$14,362.6		$13,206.2		$13,483.5		$13,221.5
Wealth Management	1,087.1		1,042.3		958.5		995.4		953.3
Total Assets Under Custody / Administration	$16,472.5		$15,404.9		$14,164.7		$14,478.9		$14,174.8

Assets Under Custody ($ In Billions) - End Of Period
Asset Servicing	$11,723.1		$10,882.0		$10,064.4		$10,295.7		$10,065.6
Wealth Management	1,081.0		1,034.5		951.0		989.1		947.6
Total Assets Under Custody	$12,804.1		$11,916.5		$11,015.4		$11,284.8		$11,013.2

Assets Under Management ($ In Billions) - End Of Period
Asset Servicing	$1,080.1		$1,032.0		$963.4		$989.8		$962.1
Wealth Management	420.6		402.5		369.9		376.0		368.3
Total Assets Under Management	$1,500.7		$1,434.5		$1,333.3		$1,365.8		$1,330.4

Asset Quality ($ In Millions) - End Of Period
Nonaccrual Loans	$37.0		$63.6		$68.8		$47.1		$48.9
Other Real Estate Owned (OREO)	—		1.5		0.3		0.3		—
Total Nonaccrual Assets	$37.0		$65.1		$69.1		$47.4		$48.9
Nonaccrual Assets / Loans and OREO	0.08%		0.14%		0.16%		0.11%		0.12%
Gross Charge-offs	$(11.1)		$(3.1)		$(0.8)		$(0.8)		$(4.0)
Gross Recoveries	0.7		0.7		1.1		0.8		1.1
Net Recoveries (Charge-offs)	$(10.4)		$(2.4)		$0.3		$—		$(2.9)
Annualized Net Recoveries (Charge-offs) to Avg Loans	(0.10)%		(0.02)%		—%		—%		(0.03)%
Allowance for Credit Losses Assigned to:
Loans	$162.5		$178.7		$166.8		$152.5		$159.9
Undrawn Loan Commitments and Standby Letters of Credit	25.1		26.9		28.3		26.0		34.3
Debt Securities and Other Financial Assets	13.9		14.8		16.7		19.0		18.8
Loans Allowance / Nonaccrual Loans	4.4	x	2.8	x	2.4	x	3.2	x	3.3	x

(*)    Net interest margin presented on an FTE basis is a non-GAAP financial measure. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.